PROMISSORY NOTE

$300,000.00August 8, 2019

FOR VALUE RECEIVED, CBD Lion LLC, an Illinois limited liability company with its principal place of business at 750 Tower Rd., Unit B, Mundelein, IL 60060 (“Payor”), HEREBY PROMISES TO PAY to the order of Acquired Sales Corp., a Nevada corporation with its principal place of business at 31 N. Suffolk Lane, Lake Forest, Illinois 60045 (“Payee”), the principal sum of THREE HUNDRED THOUSAND DOLLARS AND 00/100 ($300,000.00), payable as set forth below.  Interest on this Promissory Note shall be calculated on the basis of actual number of days elapsed and a 365-day year and shall be at a rate per annum equal to six percent (6.00%) (the “Interest Rate”). The Note is being issued to memorialize that certain AQSP/Company Loan in accordance with that certain Agreement and Plan of Merger, to be entered into as soon as practicable after the date hereof, by and among, Payor, Payee, the owners of Payor and certain owners of Payee, in substantially the form attached hereto as Exhibit A (the “Merger Agreement”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term as set forth in the Merger Agreement. In the event the Closing occurs, the Payor shall be merged with and into the Payee and as a result thereof, this Promissory Note shall be extinguished by operation of law and shall be of no further force or effect.

1.Principal and Interest Payments.  In the event the Merger Agreement is terminated (for any reason) prior to the Closing, then principal and interest on this Promissory Note shall be payable in six consecutive equal monthly $50,000.00 installments of principal, plus unpaid interest accrued thereon through the date thereof (accruing from the date hereof). The first monthly installment of principal and interest shall due and payable on the first day of the calendar month following the month in which the termination of the Merger Agreement occurs, and the remaining five (5) subsequent payments due on the monthly anniversary thereof (each, a “Payment Date”).

2.Maximum Lawful Rate.  If any payment of interest hereunder in excess of the amount permitted by applicable law is received by Payee, the amount of such excess payment shall automatically be applied to reduce the principal amount outstanding hereunder in the order of maturity.

3.Place of Payment; Prepayment.  Payments of principal and interest are payable in lawful money of the United States of America to Payee at Payee’s address listed above or such other address Payee may direct in writing to Payor.  This Promissory Note may, at the option of Payor, be prepaid in whole or in part, at any time and from time to time, without premium or penalty.

4.Covenants.  Payor hereby covenants and agrees that for so long as any obligations shall remain outstanding under this Promissory Note:

(a)Use of Proceeds. The proceeds of the AQSP/Company Loan shall be used by Payor exclusively for growth capital and not to be used to repay any related party debt of Payor nor to pay any increased salaries or bonuses to any Payor employee set forth on Exhibit A-1 of the Merger Agreement.

(b)Notice of Default.  Payor shall promptly notify Payee of any condition or event that constitutes an Event of Default (as defined below).

5.Events of Default; Acceleration.

(a)Events of Default.  Each of the following occurrences shall constitute an “Event of Default” under this Promissory Note (but only if any of the following occur prior to the Closing, or following the termination, of the Merger Agreement):

(i)Payor fails to pay when due and payable any amount of principal or interest under this Promissory Note, and such failure to pay is not cured within ten (10) days;

(ii)Payor fails to perform or breaches (other than a failure or breach which constitutes an Event of  Default under another clause of this Section 5) in any material respect any of its obligations or the terms or provisions hereunder, and fails to cure such breach or failure within thirty (30) days following its receipt of notice from Payee describing such failure or breach;

(iii)Payor makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating Payor bankrupt or insolvent; or any order for relief with respect to Payor is entered under the Federal Bankruptcy Code; or Payor petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Payor or of any substantial part of the assets of Payor, or commences any proceeding relating to Payor under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Payor and either (A) Payor by any act indicates its approval thereof, consent thereto or acquiescence therein, or (B) such petition, application or proceeding is not dismissed within 60 days.

(b)Acceleration.

(i)If an Event of Default of the type described in subsection 5(a)(iii) has occurred, the principal amount of this Promissory Note (together with all accrued interest hereon and all other amounts due and payable with respect hereto) shall become immediately due and payable without any action on the part of Payee, and Payor shall immediately pay to Payee all amounts due and payable with respect to this Promissory Note.

(ii)If any other Event of Default has occurred and is continuing, Payee may declare the outstanding principal amount of this Promissory Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable and may demand immediate payment of the outstanding principal amount of this Promissory Note (together with accrued interest thereon and all such other amounts then due and payable).

(iii)Payee shall also have any other rights which Payee may have pursuant to applicable law.

(iv)Payor hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Promissory Note and all other notices except as expressly provided herein, and expressly agrees that this Promissory Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Payor hereunder.

6.No Waiver.  No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of any right under this Promissory Note.

7.Amendment; No Assignment.  No amendment, modification, termination or waiver of any provision of this Promissory Note shall be effective unless the same shall be in writing and signed by Payor and Payee. Payee may not assign this Promissory Note without the prior written consent of Payor.

8.Governing Law.  THIS PROMISSORY NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO ITS CONFLICT OF LAW PRINCIPLES.

9.Costs of Collection.  If (i) the Promissory Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding; (ii) an attorney is retained to represent Payee in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under the Promissory Note; (iii) an attorney is retained to represent Payee in any other proceedings whatsoever in connection with the Promissory Note as a result of the action or inaction of Payor, then Payor shall pay to Payee all reasonable attorneys’ fees, costs and expenses incurred in connection therewith, in addition to all other amounts due hereunder.

10.WAIVER OF JURY TRIAL.  EACH OF PAYOR AND PAYEE WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR HEREAFTER AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  ANY DISPUTES ARISING UNDER OR RELATING TO THIS PROMISSORY NOTE WILL BE LITIGATED ONLY IN THE STATE COURTS LOCATED IN LAKE COUNTY, ILLINOIS AND THE PARTIES HEREBY CONSENT TO THE PERSONAL JURISDICTION AND EXCLUSIVE VENUE OF THESE COURTS AND AGREE THAT ANY SUCH ACTION WILL BE TRIED BEFORE THE COURT AND NOT BEFORE A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, this Promissory Note is hereby executed and delivered as of the 8th day of August, 2019.

CBD LION LLC

By:  /s/ Erik S. Lundgren

Its:  CEO